UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2018

BOLY GROUP HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50413	98-0407797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lot A-2-10, Galeria Hartamas Jalan 26A/70A, Desa Sri Hartamas 50480 Kuala Lumpur, Malaysia	50480
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 603 6201 0069

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2018, Boly Group Holdings Corp. (the “Company”) filed a certificate of amendment (the “Amendment”) to the Company’s certificate of incorporation that would have the effect of changing the Company’s name from Boly Group Holdings Corp. to US VR Global.com Inc. The effective date of the Amendment for purposes of Delaware law was January 25, 2018. However, the name change will not take effect until it has been approved by the Financial Industry Regulatory Authority.

The foregoing description is subject to, and qualified in its entirety by, the Amendment, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

3.1	Certificate of Amendment to Certificate of Incorporation of the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLY GROUP HOLDINGS CORP.

Date: January 31, 2018	By:	/s/ Ramelle Ashram Bin Ramli
Ramelle Ashram Bin Ramli Chief Executive Officer